Exhibit 10.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES PURCHASED HEREUNDER MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into as of December 19, 2016, by and among Equity Bancshares, Inc., a Kansas corporation (the “Company”), certain selling stockholders of the Company, severally and not jointly and severally, listed on Annex A hereto (collectively, the “Selling Stockholders” and each, a “Selling Stockholder”), and the purchasers, severally and not jointly and severally, listed on signature pages hereto (collectively, the “Purchasers” and each, a “Purchaser”).

BACKGROUND

The Company and the Selling Stockholders, severally and not jointly and severally, desire to sell, and each Purchaser desires to purchase, shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), on the terms and subject to the conditions contained herein.

The issuance and sale of the shares of Class A Common Stock hereunder is being made in a private placement, without registration under the Securities Act or any other applicable securities Laws (as defined below), in reliance on one or more exemptions from registration and other requirements thereunder.

Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Purchase and Sale of Class A Common Stock.

1.1    Sale and Issuance of Class A Common Stock.

(a)    Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly and severally, to purchase at the Closing (as defined below) that number of shares of Class A Common Stock set forth on such Purchaser’s signature page hereto, and the Company and the Selling Stockholders, severally and not jointly and severally, agree to sell and issue an aggregate of 1,090,000 shares of Class A Common Stock, which shall consist of (i) 770,000 shares of Class A Common Stock to be issued by the Company and (ii) 320,000 shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), which shall convert into an equal number of shares of Class A Common Stock upon transfer to the Purchasers in accordance with Section 1.1(d), set forth opposite such Selling Stockholders’ names on Annex A hereto, to the several Purchasers at the Closing, at a purchase price of $32.50 per share (the “Purchase Price”). The shares of Class A Common Stock (including the Class B Common Stock converted into Class A Common Stock) to be issued and sold by the Company and the Selling Stockholders to the Purchasers pursuant to this Agreement are collectively referred to herein as the “Shares.”

(b)    The aggregate Purchase Price to be received by the Company and each of the Selling Stockholders shall be equal to the total number of Shares sold by such party multiplied by the Purchase Price.

(c)    Notwithstanding the foregoing, nothing in this Agreement shall be construed to permit or require any Purchaser to purchase a number of Shares that would cause the Purchaser, together with any other person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any banking regulation or law (or for purposes of any securities regulation or law or any NASDAQ rule), to (i) violate any banking regulation, (ii) file a prior notice under the Change in Bank Control Act (the “CIBC Act”), or otherwise seek prior approval of any banking regulator, (iii) become, or be required to register as, a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary, or (iv) cause the Purchaser, together with any other person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any banking regulation or law (or for purposes of any securities regulation or law or any NASDAQ rule), to collectively be deemed to own, control or have the power to vote securities which would represent more than 9.9% of any class of voting securities, or 25.0% of total equity, of the Company outstanding at such time, or 4.9% of any class of voting securities of the Company outstanding at such time if such Purchaser was a bank holding company. Clauses (i) through (iv) are referred to as the “Ownership Limitations”. If, but for this sentence, the purchase of Shares at the Closing would otherwise cause any Purchaser to exceed any Ownership Limitation, then the number of Shares to be purchased by such Purchaser hereunder at the Closing shall be automatically reduced by the minimum amount necessary to ensure that no Ownership Limitation is exceeded by such Purchaser at Closing (in which case such Purchaser’s aggregate Purchase Price shall be proportionately reduced).

(d)    With respect to any shares of the Company’s Class B Common Stock being offered and sold by the Selling Stockholders pursuant to this Agreement, each of the Purchasers hereby elect to receive an equal number of shares of Class A Common Stock in accordance with the terms hereof and the Company agrees to cause such shares of Class A Common Stock to be issued to the Purchasers pursuant hereto.

1.2    Closing. The consummation of the purchase and sale of the Shares and other transactions contemplated hereby (the “Closing”) shall take place at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, at 9:00 a.m. Dallas time, as promptly as practicable (but no more than three business days) following the first date on which all conditions set forth in Section 6 and Section 7 hereof have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), or at such other time and place as the Company, the Selling Stockholders and the Purchasers shall mutually agree (the date that the Closing occurs, the “Closing Date”). At the

Closing, (i) the Company and the Selling Stockholders shall deliver, or cause to be delivered, to each Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates (or facsimiles or .pdf scanned copies of stock certificates with physical stock certificates to follow) registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth on the signature page hereto and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon exemptions from the registration requirements of the Securities Act and (ii) upon receipt of the facsimiles or .pdf scanned copies of stock certificates, each Purchaser shall deliver, in immediately available funds, the full amount of the Purchase Price for the Shares being purchased hereunder by wire transfer to an account designated by the Company at Equity Bank, which funds the Company will cause to be distributed promptly to the accounts specified in writing by the Selling Stockholders and the Company, respectively. For purposes of clarity, the Purchaser shall not be required to wire its aggregate Purchase Price until it (or its designated custodian per its delivery instructions) confirms receipt of its Shares. The Company will promptly substitute one or more replacement certificates without the legend at such time as the registration statement filed by the Company pursuant to the terms of the Registration Rights Agreement between the Company and each Purchaser, the form of which is attached hereto as Annex B (the “Registration Rights Agreement”). The name(s) in which the stock certificates are to be registered are set forth on signature page hereto.

2.    Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, each Purchaser as of the date hereof that:

2.1    Organization, Good Standing and Qualification. Each of the Company and Equity Bank is duly incorporated or organized (as applicable), validly existing, and in good standing under the Laws of the state of its Kansas; has all corporate power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each state in the United States of America where its business requires such qualification, except where failure to qualify would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.2    Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports, schedules, forms, statements and other documents required thereby to be filed since December 1, 2015 (the “SEC Filings”) on a timely basis (other than certain filings required under Section 16 of the Exchange Act). To the Company’s Knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may materially delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or materially delay the preparation and filing of a registration statement on Form S-3 that will be filed pursuant to the Registration Rights Agreement for the resale of the Shares by the Purchasers.

2.3    Authorization; Enforceability. The Company has all necessary power and authority to execute, deliver, and perform under this Agreement and the Registration Rights Agreement. All corporate action by and on behalf of the Company necessary for the authorization, execution, and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares to each Purchaser hereunder has been taken. This Agreement and the Registration Rights Agreement, when executed and delivered by the Company, assuming due authorization, execution, and delivery by each Purchaser, constitutes and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) Laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar Laws now or hereafter in effect generally relating to or affecting creditors’ rights generally; and (iii) limitations on the enforceability of indemnification provisions contained in the Registration Rights Agreement (collectively, the “Enforceability Exceptions”).

2.4    Financial Statements.

(a)    The financial statements of the Company and its Subsidiaries on a consolidated basis included in the reports and forms filed with or furnished to the Securities and Exchange Commission (the “SEC”) under Sections 12, 13, 14 or 15(d) of the Exchange Act (collectively, all such reports, the “SEC Reports”) (i) fairly present in all material respects, in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the financial condition and the results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end adjustments) and (ii) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing of the applicable SEC Report.

(b)    Except for any liabilities arising in connection with the Company’s acquisition of Community First Bancshares, Inc. pursuant to that certain Agreement and Plan of Reorganization, dated July 14, 2016, by and between the Company and Community First Bancshares, Inc., and the Company’s proposed acquisition of Prairie State Bancshares, Inc. pursuant to that certain Agreement and Plan of Merger, dated October 20, 2016, by and among the Company, Prairie Merger Sub, Inc. and Prairie State Bancshares, Inc., the Company and its Subsidiaries do not have any liabilities or obligations that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the “Balance Sheet Date”); or (ii) that were incurred in the ordinary course of business since the Balance Sheet Date and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.5    Indebtedness. Neither the Company nor any of its Subsidiaries is in default in the payment of any Indebtedness or in default under any agreement relating to its Indebtedness or under any mortgage, deed of trust, security agreement, or lease to which it is a party, other than defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.6    Litigation. Except for the lawsuit filed against Equity Bank by CitiMortgage, Inc. on February 3, 2015 (which was previously disclosed in the SEC Reports), there is no action, suit, proceeding, or investigation pending or, to the Knowledge of the Company, overtly threatened against, nor any outstanding judgment, order, or decree against, the Company or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Company Material Adverse Effect.

2.7    Title. Each of the Company and its Subsidiaries has good and marketable title to its properties that are real property and good and valid title to all of its other properties (other than negligible assets that are immaterial to the operations of the Company or any of its Subsidiaries), free and clear of all Liens, except (i) for Permitted Liens; and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.8    Taxes. Each of the Company and its Subsidiaries has filed all material tax returns required to have been filed and paid all material taxes shown thereon to be due, except for those for which extensions have been obtained and which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves are maintained by the Company and its Subsidiaries in accordance with GAAP.

2.9    Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes, if any, (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company (with respect to Shares sold by it) and by the Selling Stockholders (with respect to the Shares respectively sold by such Selling Stockholder) and all laws imposing such taxes will have been fully complied with.

2.10    Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any Governmental Authority on the part of the Company is required in connection with the offer, sale, or issuance of the Shares to each Purchaser hereunder or the consummation of the transactions contemplated hereby, except for the following: (i) the compliance with other applicable state securities Laws, which compliance will have occurred within the appropriate time periods therefor; and (iii) the filing with the SEC of such reports under the Exchange Act and/or the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement. Assuming that the representations of each Purchaser set forth in Section 4 hereof are true and correct, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act.

2.11    Permits and Licenses. The Company and each of its Subsidiaries possess all permits and licenses of Governmental Authorities that are required to conduct its business, except for such permits or licenses the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.12    Valid Issuance of Class A Common Stock. The Shares being purchased by each Purchaser hereunder have been duly authorized and, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities Laws. Except for the rights arising under that the Registration Rights Agreement contemplated by this Agreement and that certain Amended and Restated Registration Rights Agreement, dated November 16, 2015, by and between the Company, Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Endicott Opportunity Partners III, L.P., Compass Island Investment Opportunities Fund A, L.P. and Compass Island Investment Opportunities Fund C, L.P., no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file a registration statement pursuant to the Registration Rights Agreement) to require the Company to register the sale of any capital stock owned by such stockholder under such registration statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

2.13    Capitalization. The authorized capital stock of the Company consists of (i) 45,000,000 shares of Class A Common Stock, of which 10,016,350 were issued and outstanding as of December 15, 2016 (excluding (A)(i) 770,00 shares of Class A Common Stock to be issued pursuant to this Agreement, and (ii) 320,000 shares of Class A Common Stock to be issued upon the sale pursuant to this Agreement by the Selling Stockholders of an equal number of shares of Class B Common Stock in accordance with Section 1.1(d) of this Agreement, and (B) up to 479,468 shares of Class A Common stock to be issued pursuant to that certain Agreement and Plan of Merger, dated October 20, 2016, by and among the Company, Prairie Merger Sub, Inc., and Prairie State Bancshares, Inc. (the “Prairie Transaction”)), (ii) 5,000,000 shares of Class B Common Stock, of which 893,005 were issued and outstanding as of December 15, 2016 (excluding the reduction in the number of shares of Class B Common Stock outstanding following the sale and conversion of the 320,000 shares of Class B Common Stock to Class A Common Stock pursuant to this Agreement), and (ii) and 10,000,000 shares of preferred stock, none of which are issued and outstanding. As of the close of business of December 9, 2016, the Company has (A) reserved an aggregate of 205,700 shares of Class A Common Stock for issuance pursuant to the Equity’s 2006 Non-Qualified Stock Option Plan, and (B) reserved an aggregate of 900,000 shares of Class A Common Stock for issuance pursuant to the Equity’s 2013 Stock Incentive Plan. All issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Other than as provided in this Agreement and the Registration Rights Agreement, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments from the Company to issue or execute any such rights, options, warrants, preemptive rights, or rights of first offer. There are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities.

2.14    No Default of Violation. The Company is not in violation or default of any provision of its Second Amended and Restated Articles of Incorporation (the “Charter”) or its Amended and Restated Bylaws (the “Bylaws”). The execution, delivery, and performance of this Agreement and the Registration Rights Agreement by the Company and the issuance and sale of the Shares will not (i) result in any default or violation of the Charter or Bylaws; (ii) result in any default or violation of any agreement relating to the Indebtedness of the Company and its Subsidiaries or under any mortgage, deed of trust, security agreement, lease or other material agreement to which the Company or its Subsidiaries is a party or in any default or violation of any judgment, order, or decree of any Governmental Authority; (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any Lien upon any of the properties or assets of the Company and its Subsidiaries pursuant to any such provision, or (iv) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other Governmental Authority applicable to the Company or any Subsidiary or any of their respective properties and no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other Governmental Authority is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares, except in the case of (ii), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.15    Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, or been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.16    No Company Material Adverse Effect. Since September 30, 2016 and except as described in the SEC Reports, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

2.17    SEC Reports.

(a)    Since November 10, 2015, the Company has timely filed all documents required to be filed with the SEC pursuant to Sections 13(a), 14(a) or 15(d) of the Exchange Act, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)    The SEC Reports, when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, in each case as in effect at such time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(c)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii)

access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

2.18    Accountants. Crowe Chizek LLP which has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, are registered independent public accountants as required by the Securities Act and the rules and regulation promulgated under the Securities Act and by the rules of the Public Accounting Oversight Board.

2.19    Contracts. The material contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by Enforceability Exceptions.

2.20    Intellectual Property. The Company and its Subsidiaries own, license or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) material and necessary for the conduct of its business as described in the SEC Reports, except where the failure to own, license or otherwise possess all rights to use Intellectual Property would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company or any Subsidiary by any person with respect to the use of any such Intellectual Property or challenging the validity of any such Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect.

2.21    Investment Company. The Company is not, and after application of the proceeds of the sale of Shares, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

2.22    Offering Materials. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. With respect to the transactions contemplated by this Agreement, the Company has not in the past nor will it hereafter take any action independent of the Keefe, Bruyette and Woods, Inc. (the “Placement Agent”) to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares pursuant to this Agreement not being exempt from the registration requirements of Section 5 of the Securities Act, other than general public disclosure that the Company has made in the past regarding the Company’s intentions to engage in an equity capital-raising transaction.

2.23    Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

2.24    Bad Actor. None of the Company nor any predecessor entity, nor, to the Company’s Knowledge, any affiliated issuer, director, general partner, managing member, executive officer, other officer of the Company participating in the offering of the Shares, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations set forth in Rule 506(e) under the Securities Act, and the Company has furnished to the Placement Agent a copy of any disclosures provided thereunder. The Company will notify the Placement Agent in writing, prior to the Closing Date, if any, of any Disqualification Event relating to any Company Covered Person not previously disclosed to the Placement Agent in accordance with this Section.

2.25    Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Class A Common Stock to facilitate the sale or resale of the Shares.

2.26    Non-Public Information. Other than the terms of the transaction contemplated by this Agreement, the Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information. On or before 9:00 a.m., New York City time, on the third business day after the date hereof, the Company shall file a Current Report on Form 8-K disclosing all material, non-public information previously disclosed to the Purchaser, including, without limitation, all material, non-public information included in the Disclosure Materials and the material terms of the transactions contemplated by this Agreement, and attaching as an exhibit to such Form 8-K a form of this Agreement (including such exhibit, the “8-K Filing”). From and after the filing of the 8-K Filing, the Purchaser shall not be in possession of any material, non-public information received from the Company, any subsidiary or any of their respective officers, directors or employees or the Placement Agent. The Company shall not, and shall use its best efforts to cause each of its officers, directors, employees and agents not to, provide the Purchaser with any material non-public information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Placement Agent. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting transactions in securities of the Company following the 8-K Filing.

2.27    Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its SEC Reports that is not so described in such filings.

2.28    Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are required to be disclosed by the Company in its SEC Reports and are not otherwise disclosed by the Company in its SEC Reports.

2.29    Bank Holding Company Act. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company’s banking subsidiary, Equity Bank, Inc. (“Equity Bank”), holds the requisite authority from the Office of the State Bank Commissioner of Kansas (the “OSBC”) to do business as state chartered bank under the laws of Kansas. The Company and Equity Bank are in compliance in all material respects with all laws and regulations administered by the OSBC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”) and any other federal and state authorities (together with the OSBC, the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and Equity Bank, except for failures to be so in compliance that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

2.30    Deposit Accounts. The deposit accounts of Equity Bank are insured up to the maximum amount provided by the FDIC, Equity Bank has paid all premiums and assessments required by the FDIC and the regulations promulgated by the FDIC, and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the Knowledge of the Company, threatened.

2.31    No Restrictions on Subsidiaries. Equity Bank is not currently prohibited, directly or indirectly, by any Bank Regulatory Authority (other than orders applicable to bank holding companies and their subsidiaries generally), or any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its properties or assets to the Company or any other Subsidiary of the Company.

2.32    Listing Compliance. The Company is in material compliance with the requirements of the NASDAQ Global Select Market (the “NASDAQ”) for continued listing of the Class A Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act or the listing of the Class A Common Stock on the NASDAQ, nor has the Company received any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. The transactions contemplated by the Agreements will not contravene in any material respect the rules and regulations of the NASDAQ. The Company will comply with all requirements of the NASDAQ with respect to the issuance of the Shares and shall cause the Shares to be listed on the NASDAQ in accordance with the terms of the Registration Rights Agreement.

2.33    Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.34    ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA), other than those events as to which the thirty-day notice period is waived, has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification.

2.35    Environmental Matters. There has been no material storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its Knowledge, any of its subsidiaries (or, to the Knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have Knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

2.36    Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Class A Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Class A Common Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act (except as contemplated by this Agreement) or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of the Shares offered hereby under the Securities Act (except as provided in the Registration Rights Agreement) or cause the offering of the Shares to be integrated with other securities offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.37    Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Class A Common Stock or a change in control of the Company.

2.38    OFAC. Neither the Company nor any subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.39    Money Laundering Laws. The operations of each of the Company and any subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) except for failures to be so in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company’s Knowledge, no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company and/or any subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

2.40    Compliance with Certain Banking Regulations. The Company has no Knowledge of any facts and circumstances that would cause Equity Bank, in any material respect: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by Equity Bank.

2.41    Reports, Registrations and Statements. Since January 1, 2016, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

2.42    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

2.43    No Brokers’ Fees. No broker, investment banker, financial advisor or other Person, other than the Placement Agent, the fees of which will be paid by the Selling Stockholders and the Company as set forth on Schedule 3.7, is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement.

2.44    Private Placement Documents. The Company is entering into this Agreement and the Registration Rights Agreement with the each of the other Purchasers. No other Purchaser has been offered any rights under any “side letter” to this Agreement or the Registration Rights Agreement, or under any other agreement in connection with the transactions contemplated hereby, which have not also been offered to the Purchaser. Neither this Agreement nor the Registration Rights Agreement entered into by the Company and any other Purchaser for Shares contain any material terms, provisions, conditions or covenants that differ from those contained in this Agreement and the Registration Rights Agreement entered into by the Company and the Purchaser.

3.    Representations, Warranties and Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and covenants with, each Purchaser as of the date hereof that:

3.1    Organization, Good Standing and Qualification. Such Selling Stockholder is duly incorporated or organized (as applicable), validly existing, and in good standing under the Laws of laws of the jurisdiction of its incorporation or organization (as applicable); has all corporate power and authority to own its properties and conduct its business as presently conducted.

3.2    Authorization; Enforceability. Such Selling Stockholder has all necessary power and authority to execute, deliver, and perform under this Agreement. All corporate action by and on behalf of such Selling Stockholder necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of such Selling Stockholder hereunder, and the sale and delivery of the Shares hereunder has been taken. This Agreement, when executed and delivered by such Selling Stockholder, assuming due authorization, execution, and delivery by each Purchaser, constitutes and will constitute valid and legally binding obligations of such Selling Stockholder, enforceable against it in accordance with their respective terms, subject to the applicable Enforceability Exceptions.

3.3    Litigation. There is no action, suit, proceeding, or investigation pending or, to the Knowledge of such Selling Stockholder, overtly threatened against, nor any outstanding judgment, order, or decree against, such Selling Stockholder or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, would prevent or impair the consummation of the transactions contemplated by this Agreement.

3.4    Title. Such Selling Stockholder has, and immediately prior to the Closing Date will have, good and valid title to the Shares subject to sale by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder;

3.5    Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any Governmental Authority on the part of such Selling Stockholder is required in connection with the offer or sale of the Shares to each Purchaser hereunder or the consummation of the transactions contemplated hereby, except for the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement. Assuming that the representations of each Purchaser set forth in Section 4 hereof are true and correct, the offer and sale of the Shares in conformity with the terms of this Agreement by such Selling Stockholder is exempt from the registration requirements of Section 5 of the Securities Act.

3.6    No Default of Violation. The execution, delivery, and performance of this Agreement by such Selling Stockholder and the sale of the Shares will not (i) result in any default or violation of the certificate or articles of incorporation or bylaws (or other organization documents) of such Selling Stockholder; (ii) result in any default or violation of any agreement relating to any mortgage, deed of trust, security agreement, lease or other material agreement to which such Selling Stockholder or its Subsidiaries is a party or in any default or violation of any judgment, order, or decree of any Governmental Authority; or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any Lien upon any of the properties or assets of the such Selling Stockholding pursuant to any such provision, except where such conflict, breach, violation or default would not impair or delay, in any material respect, the ability of the Selling Stockholder to perform its obligations under this Agreement.

3.7    No Brokers’ Fees. No broker, investment banker, financial advisor or other Person, other than the Placement Agent, the fees of which will be paid by the Selling Stockholders and the Company as set forth on Schedule 3.7, is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement.

4.    Representations, Warranties and Covenants of the Purchasers. Each Purchaser represents and warrants to, and covenants with, severally and not jointly and severally, the Company and each Selling Stockholders as of the date hereof that:

4.1    Private Placement.

(a)    The Shares to be acquired by such Purchaser hereunder will be acquired for such Purchaser’s own account and not with a view to the resale or distribution of any part thereof. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser is aware that (i) the offer and sale of the Shares to it have not been, and, except as contemplated by the Registration Rights Agreement, will not be, registered under the Securities Act or any state securities Laws and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act; and (ii) the Shares purchased hereunder may not be transferred or resold except as permitted under the Securities Act and applicable state securities Laws pursuant to registration or exemption from registration requirements thereunder.

(b)    Such Purchaser understands that unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the certificates evidencing the Shares will bear a legend or other restriction substantially to the following effect (it being agreed that if the Shares are not certificated, other appropriate restrictions shall be implemented or notated to give effect to the following):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL

REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

(c)    Such Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(d)    Such Purchaser (i) has conducted its own investigation of the Company and the Shares; (ii) has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary in connection with its decision to purchase the Shares; and (iii) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations, and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deems necessary in connection with its decision to purchase the Shares. Each Purchaser further acknowledges that it has had the opportunity to consult with its own counsel, financial, tax, and other professional advisers as it believes is sufficient for purposes of its purchase of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of each Purchaser to rely thereon.

(e)    Such Purchaser understands that the Company and the Selling Stockholders will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements.

(f)    Except for the representations and warranties contained in Section 2 and Section 3 hereof, each Purchaser acknowledges that none of the Company, the Selling Stockholders or any Person on behalf of the Company or the Selling Stockholders makes, and such Purchaser has not relied upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries, any Selling Stockholder or with respect to any other information provided to such Purchaser in connection with the transactions contemplated by this Agreement.

4.2    Stop Transfer. Such Purchaser understands that the certificates representing the Shares will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation, in form and substance reasonably satisfactory to the Company, from the Purchaser to the effect that (A) the Shares have been sold in accordance with the registration statement to be filed pursuant to the Registration Rights Agreement or otherwise in accordance with the Securities Act, including, without limitation, pursuant to Rule 144 thereunder, and (B) in the case of a transfer pursuant to the registration statement to be filed pursuant to the Registration Rights Agreement, any prospectus delivery requirement effectively has been satisfied. At such time as the Shares are no longer required to bear a restrictive legend, the Company agrees that it will, no later than five business days after delivery by the Purchaser to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Shares issued with the foregoing restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends.

4.3    Organization and Good Standing. Such Purchaser is duly incorporated or organized (as applicable), validly existing, and in good standing under the Laws of the state of its incorporation or organization (as applicable).

4.4    Authorization; Enforceability. Such Purchaser has all necessary power and authority to execute, deliver, and perform under this Agreement and the Registration Rights Agreement. All action by and on behalf of such Purchaser necessary for the authorization, execution, and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of such Purchaser hereunder and thereunder has been taken. This Agreement and the Registration Rights Agreement, when executed and delivered by such Purchaser, assuming due authorization, execution and delivery by the Company, constitutes and will constitute a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to the Enforceability Exceptions.

4.5    No Default or Violation. The execution, delivery, and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the purchase and receipt of the Shares by such Purchaser will not (i) result in any default or violation of the organizational documents of such Purchaser; (ii) require the consent, approval, authorization or other order of, or notice to, registration, declaration or filing with, exemption or review by, or expiration or termination of any statutory waiting period of, any court, regulatory body, administrative agency or other Governmental Authority is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including without limitation under the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions) other than any passivity or anti-association commitments that are required by the Federal Reserve and which have been delivered to the Federal Reserve, (iii) result in any default or violation of any agreement relating to the Indebtedness of such Purchaser or under any mortgage, deed of trust, security agreement, lease or other material agreement to which such Purchaser is a party or in any default or violation of any judgment, order, or decree of any Governmental Authority; or (iv) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any Lien upon any of the properties or assets of such Purchaser pursuant to any such provision, except in the case of (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

4.6    Financial Capability. Such Purchaser currently has, or at Closing will have, available funds necessary to purchase the Shares at Closing on the terms and conditions contemplated by this Agreement.

4.7    Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

4.8    Public Sale or Distribution. Such Purchaser hereby covenants with the Company not to make any sale of the Shares under the registration statement to be filed pursuant to the Registration Rights Agreement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule, if applicable). Such Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the registration statement to be filed pursuant to the Registration Rights Agreement (a “Suspension”) until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, such Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. Such Purchaser covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time when Company gives such Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives such Purchaser written notice that such Purchaser may thereafter effect sales pursuant to said Prospectus. Such Purchaser further covenants that it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will such Purchaser engage in any short sale that results in a disposition of any of the Shares by such Purchaser, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws. Such Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the registration statement to be filed pursuant to the Registration Rights Agreement or as otherwise permitted by law.

4.9    Short Sales. Since the time such Purchaser was first contacted by the Placement Agent, such Purchaser has not taken, and prior to the public announcement of the transaction after the Closing such Purchaser shall not take, any action that has caused or will cause such Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Class A Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Class A Common Stock, granted any other right (including, without limitation, any put or call option)) with respect to the Class A Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Class A Common Stock.

4.10    No Group. Other than affiliates of such Purchaser who are Other Purchasers, such Purchaser is not under common control with or acting in concert with any other person and is not part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) thereunder.

4.11    Ownership. Assuming the accuracy of the representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, the purchase of Shares hereunder shall not cause such Purchaser, to its Knowledge, together with any other person whose beneficial ownership of Company securities would be aggregated with such Purchaser’s beneficial ownership of Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser) would exceed any of the Ownership Limitations.

4.12    Bank Holding Company Act. Such Purchaser is not a depository institution, and is not, and is not required to register as, a bank holding company under the Bank Holding Company Act.

4.13    Not Deposits and Uninsured. Such Purchaser understands that the Shares are not savings or deposit accounts or other obligations of Equity Bank or any other Company Subsidiary, and the Shares are not insured by the FDIC or any other Governmental Authority.

4.14    OFAC and Anti-Money Laundering. Such Purchaser understands, acknowledges, represents and agrees that (i) such Purchaser is not the target of any sanction, regulation, or law promulgated by the OFAC, the Financial Crimes Enforcement Network or any other U.S. Governmental Authority (“U.S. Sanctions Laws”); (ii) such Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) such Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) such Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) such Purchaser will promptly provide to any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, such Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

5.    Covenants. The Company and each Purchaser hereby covenant and agree, for the benefit of each other, as follows:

5.1    Negative Covenants Prior to Closing. From the date of this Agreement through the Closing, the Company shall not:

(a)    declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b)    redeem, repurchase or acquire any capital stock of the Company or any of its Subsidiaries;

(c)    amend the Company’s Charter or Bylaws; or

(d)    authorize, issue, or reclassify any capital stock, or debt securities convertible into capital stock, of the Company (other than the authorization and issuance of the Shares, in accordance with this Agreement and pursuant to the Prairie Transaction).

5.2    State Securities Laws. The Company and the Selling Stockholders shall use all commercially reasonable efforts to (i) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state in the United States of America prior to the offer and sale of the Shares; and (ii) cause such authorization, approval, permit or qualification to be effective as of the Closing.

5.3    Securities Law Disclosure; Publicity. No public release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by the Company, any Selling Stockholder or any Purchaser without the prior consent of the Company and the Selling Stockholders (in the case of a release or announcement by a Purchaser), such Purchasers and the Selling Stockholders (in the case of a release or announcement by the Company), or such Purchasers and the Company (in the case of a release or announcement by the Selling Stockholders) (which consents shall not be unreasonably withheld, conditioned, or delayed), except for any such release or announcement as may be required by Law or the applicable rules or regulations of any securities exchange or securities market including, without limitation, the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, any filings required by any applicable state securities laws, the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, the filing of any requisite notices and/or application(s) to the NASDAQ, if applicable, for the issuance, sale, and listing or quotation of the Class A Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, the filings required in accordance with Section 2.26 of this Agreement, in which case the Company, the Selling Stockholders or the Purchasers, as the case may be, shall allow the Purchasers, the Selling Stockholders or the Company, as applicable, to the extent reasonably practicable under the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

5.4    No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

5.5    Further Assurances. Each party agrees to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable to obtain satisfaction of the conditions precedent to the other parties to the consummation of the transactions contemplated by this Agreement.

6.    Conditions to Each Purchaser’s Obligations at Closing. The several obligations of each Purchaser to purchase the Shares from the Company and the Selling Stockholders and to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 and such Selling Stockholder contained in Section 3 hereof shall be true and correct on and as of the Closing Date as if such representations and warranties were made as of such date, except for such representations and warranties made as of a specific date, which shall be true and correct only as of such date, and in each case, except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification and limitation as to “materiality” or “material adverse effect” set forth therein) would not, individually or in the aggregate, reasonably be expected: (i) with respect to the Company’s representations and warranties to have a Company Material Adverse Effect, or (ii) with respect to such Selling Stockholder’s representations and warranties contained in Section 3, to prevent or materially impair or materially delay the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

6.2    Performance. The Company and the Selling Stockholders shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3    Compliance Certificate.

(a)    The Chief Executive Officer or Chief Financial Officer of the Company shall deliver to such Purchaser at the Closing a certificate stating that the conditions specified in Section 6.1 and Section 6.2 hereof have been fulfilled (with respect to the respective representations, warranties, agreement and conditions of the Company).

(b)    Each Selling Stockholder shall deliver to such Purchaser at the Closing a certificate stating that the conditions specified in Section 6.1 and Section 6.2 hereof have been fulfilled (with respect to the respective representations, warranties, agreement and conditions of such Selling Stockholder).

6.4    NASDAQ Compliance. The Class A Common Stock (i) shall be designated for listing and quotation on NASDAQ and (ii) shall not have been suspended, as of the Closing Date, by the Commission or NASDAQ from trading on NASDAQ nor shall suspension by the Commission or NASDAQ have been threatened, as of the Closing Date, either (A) in writing by the Commission or NASDAQ or (B) by falling below the minimum listing maintenance requirements of NASDAQ.

6.5    Legal Opinion. Counsel to the Company shall have delivered legal opinions to Purchaser and the Placement Agent in a form reasonably satisfactory to counsel to the Purchaser and the Placement Agent.

6.6    Registration Rights Agreement. The Company and each Purchaser shall have entered into the Registration Rights Agreement.

6.7    No Legal Restraint. No Law, judgment, injunction, order, ruling, or decree shall have been enacted, promulgated, entered, or enforced by Governmental Authority which would prohibit the consummation of the transactions contemplated by this Agreement, and there shall be no legal proceeding or action pending or threatened by any Governmental Authority that seeks to enact, issue, promulgate, enforce, or enter into any such Law, judgment, injunction, order, ruling, or decree or that seeks to enjoin or prohibit the consummation of the transactions contemplated hereby.

6.8    Delivery of Certificates; Stock Powers. Each Selling Stockholder shall have delivered or caused to be delivered to the transfer agent for the Company, with respect to all

Shares to be sold by such Selling Stockholder hereunder, certificate(s) representing the Shares to be sold by such Selling Stockholder, duly endorsed (or accompanied by duly executed stock power, or powers, in blank) for transfer to the Purchasers and any other documents reasonably necessary to consummate the transactions contemplated by this Agreement.

6.9    Minimum Offering Amount. At the Closing, the number of shares of the Class A Common Stock to be sold under this Agreement shall result in aggregate gross proceeds to the Company and the Selling Stockholders of at least $25,000,000. Purchasers shall have submitted subscriptions for at least such amount and the proceeds due to the Company under such subscriptions shall have been previously received by the Company.

6.10    No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Purchaser (or its affiliates) or the transactions contemplated by this Agreement, by any Bank Regulatory Authorities which imposes any restriction or condition on the Company or its Subsidiaries or the Purchaser or any of its affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by the Purchaser) which is materially and unreasonably burdensome on the Company’s business following the Closing or on the Purchaser (or any of its affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, (i) any requirements to disclose the identities of limited partners, shareholders or non-managing members of the Purchaser or its affiliates or its investment advisers, other than those that are purchasing Common Stock directly, shall be deemed a Burdensome Condition unless otherwise determined by the Purchaser in its sole discretion and (ii) a reduction in the market price of the Class A Common Stock shall not constitute a Burdensome Condition.

7.    Conditions of the Company’s and Selling Stockholder’s Obligations at Closing. The obligations of the Company and the Selling Stockholders to sell the Shares to the several Purchasers and to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

7.1    Representations and Warranties. The representations and warranties of such Purchaser contained in Section 4 hereof shall be true and correct on and as of the Closing Date as if such representations and warranties were made as of such date, except for such representations and warranties made as of a specific date, which shall be true and correct only as of such date, and in each case, except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification and limitation as to “materiality” or “material adverse effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

7.2    Performance. Such Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

7.3    Registration Rights Agreement. The Company and each Purchaser shall have entered into the Registration Rights Agreement.

7.4    No Legal Restraint. No Law, judgment, injunction, order, ruling, or decree shall have been enacted, promulgated, entered, or enforced by any Governmental Authority which would prohibit the consummation of the transactions contemplated by this Agreement, and there shall be no legal proceeding or action pending or threatened by any Governmental Authority that seeks to enact, issue, promulgate, enforce, or enter into any such Law, judgment, injunction, order, ruling, or decree or that seeks to enjoin or prohibit the consummation of the transactions contemplated hereby.

7.5    Ownership Limitation. The purchase of Shares by the Purchaser shall not cause Purchaser to exceed any Ownership Limitation.

7.6    Minimum Offering Amount. At the Closing, the number of shares of the Class A Common Stock to be sold under this Agreement shall result in aggregate gross proceeds to the Company and the Selling Stockholders of at least $25,000,000. Purchasers shall have submitted subscriptions for at least such amount and the proceeds due to the Company under such subscriptions shall have been previously received by the Company.

8.    Indemnification.

8.1    Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company, Selling Stockholders and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. Each Purchaser and Selling Stockholder shall be responsible only for its own representations and warranties, agreements and covenants hereunder. The representations and warranties made by the Company, Selling Stockholders and the Purchaser herein survive for a period of one year following the later of (i) the execution of this Agreement, or (ii) the delivery to the Purchaser of the Shares being purchased and the payment therefor.

8.2    Indemnification by the Company. The Company agrees to indemnify the Purchasers and its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees (collectively, “Purchaser Related Parties”) and the Selling Stockholders and its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees (collectively, “Selling Stockholder Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses (collectively, “Losses”) incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties. Notwithstanding anything herein to the contrary, (i) the Company shall not be liable for the acts, omission or breaches of any Selling Stockholder under or with respect to this Agreement or the transactions contemplated hereby, and (ii) the Company’s aggregate liability for Losses under this Section 8.2 shall not exceed the aggregate Purchase Price received by it for the Shares sold under this Agreement.

8.3    Indemnification by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly and severally, agree to indemnify the Purchaser Related Parties and the Company and each of their current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all Losses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Selling Stockholder contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties. Notwithstanding anything herein to the contrary, (i) no Selling Stockholder shall be liable for the acts, omission or breaches of any other Selling Stockholder or the Company under or with respect to this Agreement or the transactions contemplated hereby, and (ii) each Selling Stockholder’s aggregate liability for Losses under this Section 8.3 shall not exceed the aggregate Purchase Price received by it for the Shares sold under this Agreement.

8.4    Indemnification by the Purchasers. Each Purchaser, severally and not jointly and severally, agrees to indemnify the Company Related Parties and the Selling Stockholder Related Parties from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all Losses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties. Notwithstanding anything herein to the contrary, (i) no Purchaser shall be liable for the acts, omission or breaches of any other Purchaser under or with respect to this Agreement or the transactions contemplated hereby, and (ii) each Purchaser’s aggregate liability for Losses under this Section 8.4 shall not exceed the aggregate Purchase Price payable by such Purchaser for it Shares under this Agreement.

8.5    Indemnification Procedure. Promptly after any Company Related Party, Selling Stockholder Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor or indemnitors hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

8.6    Termination of Conditions and Obligations. The restrictions imposed by Section 4.8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of one year from the effective date of the Registration Statement covering such Shares, (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act, and (iii) at such time as the Shares become eligible for resale by the Purchaser without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

9.    Termination.

9.1    Termination of Agreement Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

(a)    with respect to any Purchaser or any Selling Stockholder, by the mutual written consent of such Purchaser, the Selling Stockholder and the Company;

(b)    by any Purchaser (with respect to the obligations of such Purchaser), any Selling Stockholder (with respect to the obligations of such Selling Stockholder), or the Company, upon written notice to the other parties, if the Closing shall not have occurred on or prior to the date that is ten (10) calendar days following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date or the failure of a condition in Section 6 or Section 7 hereof to be satisfied at such time;

(c)    by any Purchaser (with respect to the obligations of such Purchaser), any Selling Stockholder (with respect to the obligations of such Selling Stockholder), or the Company, upon written notice to the other parties, in the event that a Governmental Authority has issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling, or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, such order, decree, ruling, or other action;

(d)    by any Purchaser (with respect to the obligations of such Purchaser), upon written notice to the Selling Stockholders and the Company, if (i) there has been a breach of any representation, warranty, covenant, or agreement made by the Selling Stockholders or the Company in this Agreement, such that the conditions to Closing set forth in Section 6.1 and Section 6.2 hereof, as applicable, would not be satisfied; and (ii) such breach is not cured (if curable) within ten days after delivery of such notice; provided that this Section 9.1(d) shall only apply if such Purchaser is not in material breach of any of its obligations under this Agreement; or

(e)    by the Company or any Selling Stockholder (with respect to the obligations of the Company or such Selling Stockholder, as applicable), upon written notice to any Purchaser, if (i) there has been a breach of any representation, warranty, covenant, or agreement made by such Purchaser in this Agreement, such that the conditions to Closing set forth in Section 7.1 and Section 7.2 hereof, as applicable, would not be satisfied and (ii) such breach is not cured (if curable) within ten days after delivery of such notice; provided that this Section 9.1(e) shall only apply if the Company or such Selling Stockholder, as applicable, is not in material breach of any of its obligations under this Agreement.

9.2    Effect of Termination Prior to Closing. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall become void and have no effect without any liability or obligation on the part of any party hereto as to which such termination has been duly effected (other than the provisions of Section 8 and Section 10 hereof and this Section 9.2); provided, however, that nothing herein shall relieve any party from any liability for any breach by such party of its representations, warranties, covenants, or agreements set forth in this Agreement prior to such termination.

10.    Miscellaneous.

10.1    Successors and Assigns. The parties’ rights under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The parties’ duties under this Agreement may not be delegated by any party hereto without the prior written consent of the other parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

10.2    Notices. Any notice or request required or permitted to be delivered under this Agreement shall be given in writing and shall be deemed effectively given (a) if given by personal delivery, upon actual delivery; (b) if given by facsimile, upon receipt of confirmation of a completed transmittal; (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient; or (ii) three business days after such notice is deposited in first class mail, postage prepaid; (d) if given by an internationally recognized overnight courier, one business day after delivery to such courier for overnight delivery; and (e) if given by electronic mail, upon delivery provided that the sending party has not received an automated message indicating that the email delivery failed. All notices to the Company and the Selling Stockholders shall be addressed to the address below and all notices to any Purchaser shall be addressed to the address listed on such Purchaser’s signature page hereto, or at such other address as the parties hereto may designate by ten days’ advance written notice to the other parties:

If the Company:

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

Attention: Brad S. Elliott

Facsimile: (316) 681-0839

Email: belliott@equitybank.com

With a copy to (which shall not constitute notice to the Company):

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Michael G. Keeley, Esq.

Facsimile: (214) 855-8200

Email: mike.keeley@nortonrosefulbright.com

If to Selling Stockholders:

[See signature pages hereto]

If to a Purchaser:

[See signature pages hereto]

10.3    Governing Law. This Agreement shall be governed in all respects by the Laws of the State of Kansas without regard to choice of Law or principles that could require the application of the Laws of any other jurisdiction.

10.4    Submission to Jurisdiction; Venue; Waiver of Trial by Jury. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Kansas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.2. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 10.4.

10.5    Equitable Relief. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Additionally, each party hereto irrevocably waives any defense based on adequacy of any other remedy, whether at Law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

10.6    Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void, or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, illegal, void, or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired, or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

10.7    Entire Agreement. This Agreement, including the Annexes hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written, and prior and contemporaneous oral, agreements and understandings between the parties with respect to the subject matter hereof.

10.8    No Third Party Beneficiaries. Nothing in this Agreement (implied or otherwise) is intended to confer upon any person other than the parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

10.9    Headings; Interpretation. All headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation.” The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Unless expressly provided to the contrary, the word “or” is not exclusive and “hereunder,” “hereof,” “herein” and words of similar import are references to this Agreement as a whole and not any particular section or other provision of this Agreement. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. Further, the parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement. All annexes attached hereto are hereby incorporated herein by reference and made a part hereof.

10.10    Expenses. Whether or not the Closing shall occur, all fees, costs, and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses.

10.11    Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10.12    Amendments and Waivers. No term of this Agreement may be amended or modified without the prior written consent of each party hereto. No provision of this Agreement may be waived except in a writing executed and delivered by the party against whom such waiver is sought to be enforced.

10.13    Certain Definitions. The following terms shall have the respective meanings for all purposes of the Agreement:

(a)    “Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 promulgated under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)    “Company Material Adverse Effect” shall mean any change, development, occurrence, or event that would reasonably be expected to be materially adverse to (i) the business, properties, assets, liabilities, consolidated results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the transactions contemplated hereby; provided that any such change, development, occurrence, or event resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (1) any change, development, occurrence, or event affecting the businesses or industries in which the Company and its Subsidiaries operate; (2) any conditions affecting the United States of America’s general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States of America or elsewhere in the world; (3) political conditions, including acts of war (whether or not declared), armed hostilities, and terrorism, or developments or changes therein; (4) any conditions resulting from natural disasters; (5) changes in any Laws or GAAP; (6) any action taken or omitted to be taken by or at the written request or with the written consent of any Purchaser; (7) any announcement or pendency of this Agreement or the transactions contemplated hereby; (8) changes in the market price or trading volume of Class A Common Stock or any other equity, equity-related, or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events, or reasons giving rise to any such change can be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); (9) any failure by the Company or its Subsidiaries to meet any internal or public projections, forecasts, estimates, or guidance for any period (it being understood that the underlying circumstances, events, or reasons giving rise to any such failure can be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); or (10) any legal claims or other proceedings made by any of the Company’s stockholders (on their own behalf or on behalf of the Company) arising out of or related to this Agreement; provided, however, that the changes, developments, occurrences, or events set forth in clauses (1), (2), (3), (4), and (5) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such changes, developments, occurrences, or events have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to banks and bank holding companies in the United States of America.

(c)    “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States of America, and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, or other tribunal, having jurisdiction over any Purchaser, the Company, any of the Company’s Subsidiaries, or their respective properties.

(d)    “Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness (including principal, interest, fees, and charges) of such Person for borrowed money or for the deferred purchase price of property or services; (ii) any other indebtedness which is evidenced by a promissory note, bond, debenture, or similar instrument; and (iii) any obligation under or in respect of outstanding letters of credit, acceptances, and similar obligations created for the account of such Person.

(e)    “Knowledge” of (i) the Company shall mean the actual knowledge of any of the following individuals: Brad S. Elliott, Chairman and Chief Executive Officer of the Company, and Gregory H. Kossover, Executive Vice President and Chief Financial Officer of the Company, (ii) any Selling Stockholder shall mean the actual knowledge of such Selling Stockholder’s Chief Executive Officer and Chief Financial Officer or similarly situated manager, member or general partner, and (iii) any Purchaser shall mean the actual knowledge of such Purchaser’s Chief Executive Officer and Chief Financial Officer or similarly situated manager, member or general partner, without any obligation to investigate on the part of such Person.

(f)    “Laws” means any applicable laws, statutes, ordinances, rules, regulations or decrees of any jurisdiction or any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Authority or other tribunal of competent jurisdiction.

(g)    “Lien” shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment, or other lien or restriction.

(h)    “Permitted Liens” shall mean (i) Liens for taxes, assessments, or levies not yet due (subject to applicable grace periods) or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (ii) carriers,’ warehousemen’s, mechanics,’ landlords,’ vendors,’ materialmen’s, repairmen’s, sureties,’ or other like Liens arising in the ordinary course of business and securing amounts not yet due or which are being contested in good faith by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (iii) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning, and similar restrictions and encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (iv) bankers’ Liens, rights of set-off or similar rights and remedies arising by operation of Law; (v) rights of lessees and sublessees in assets leased by the Company or any Subsidiary not prohibited elsewhere herein; (vi) pledges and Liens securing liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to Federal Home Loan Bank or any inter-bank credit facilities; and (vii) mortgages and other security interests granted by the Company or its Subsidiaries pursuant to that certain Loan and Security Agreement, dated January 28, 2016, between Equity Bancshares, Inc. and ServisFirst Bank, as amended from time to time.

(i)    “Person” shall mean any individual, corporation, trust, unincorporated organization, Governmental Authority, or any other form of entity.

(j)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(k)    “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust, or estate of which (or in which) more than fifty percent of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (regardless of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (ii) the interest in the capital or profits of such partnership, joint venture, or limited liability company; or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person’s other Subsidiaries.

10.14    Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format (e.g., “PDF”), each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties hereto actually executing such counterparts, and all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed as of the date first written above by their officers or other representatives thereunto duly authorized.

COMPANY:	EQUITY BANCSHARES, INC.

By:
	Name:	Brad S. Elliott
	Title:	Chairman and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

SELLING STOCKHOLDERS	PATRIOT FINANCIAL PARTNERS, L.P.

By:
Name:
Title:

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.

By:
Name:
Title:

Address for Notice for Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.:

Patriot Financial Partners LP.
Cira Center
2929 Arch St, 27th Fl
Philadelphia, PA. 19104-2868
Attention: Michael B. High
Facsimile: (215) 399-4672
Email: mhigh@patriotfp.com

With a copy to (which shall not constitute notice):

Silver, Freedman, Taff & Tiernan LLP
3299 K Street, NW, Suite 100
Washington, DC 20007
Attention: Kenneth B. Tabach, Esq.
Facsimile: (202) 337-5502
Email: ktabach@sfttlaw.com

[Signature Page to Securities Purchase Agreement]

SELLING STOCKHOLDERS	ENDICOTT OPPORTUNITY PARTNERS III, L.P.

By:
Name:
Title:

Address for Notice:

Endicott Opportunity Partners III, L.P. c/o The Endicott Group
570 Lexington Avenue, 37th Floor
New York, New York 10022
Attention: Bradley E. Maneely
Facsimile: (212) 355-5530
Email: brad@theendicottgroup.com

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein, Esq.
Facsimile: (212) 593-5955
Email: eleazer.klein@srz.com

[Signature Page to Securities Purchase Agreement]

PURCHASER:
(Name of Purchaser)

By:
Name:
Title:

Number of Shares of Class A Common Stock

to be Purchased:

Address for Notice:

[Signature Page to Securities Purchase Agreement]

ANNEX A

Selling Stockholders and Number of Shares

Selling Stockholder	Number of Shares of Sold
Patriot Financial Partners, L.P.	153,251	(1)
Patriot Financial Partners Parallel, L.P.	26,474	(2)
Endicott Opportunity Partners III, L.P.	140,275	(3)

Total	320,000	(4)

(1)	Consists of 153,251 shares of Class A Common Stock issuable upon the automatic conversion of an equal number of shares of the Company’s Class B Common Stock as a result of the sale of the Shares by the Selling Stockholder to the Purchasers hereunder.
(2)	Consists of 26,474 shares of Class A Common Stock issuable upon the automatic conversion of an equal number of shares of the Company’s Class B Common Stock as a result of the sale of the Shares by the Selling Stockholder to the Purchasers hereunder.
(3)	Consists of 140,275 shares of Class A Common Stock issuable upon the automatic conversion of an equal number of shares of the Company’s Class B Common Stock as a result of the sale of the Shares by the Selling Stockholder to the Purchasers hereunder.
(4)	Consists of 320,000 shares of Class A Common Stock issuable upon the automatic conversion of an equal number of shares of the Company’s Class B Common Stock as a result of the sale of the Shares by the Selling Stockholders to the Purchasers hereunder.

[Annex A to Securities Purchase Agreement]

ANNEX B

Form of Registration Rights Agreement

[Attached as Exhibit 10.2 to Form 8-K]

[Annex B to Securities Purchase Agreement]

SCHEDULE 3.7

Allocation of Broker’s Fee for Selling Stockholders

The total amount payable to Keefe, Bruyette and Woods, Inc. with respect to Shares sold by the Company and Selling Stockholders is $1,771,250.

Amount to be paid by the Company: $1,251,250

Amount to be paid by Patriot Financial Partners, L.P.: $249,033

Amount to be paid by Patriot Financial Partners Parallel, L.P.: $43,020

Amount to be paid by Endicott Opportunity Partners III, L.P.: $227,946